Exhibit 10.2

FIRST AMENDMENT

TO

M.D.C. HOLDINGS, INC.

2011 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The following First Amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors, effective April 27, 2011 (the "Plan"), was adopted by the Board of Directors of M.D.C. Holdings, Inc. on January 26, 2015, subject to approval of the Company’s shareholders. Capitalized terms used herein shall have the meanings ascribed in the Plan.

The first sentence of Section 4.1 of the Plan is amended to read as follows:

4.1     Number of Shares. Subject to adjustment as provided in Section 9, the maximum number of shares of Stock available for issuance under the Plan shall be 1,325,000 shares.

M.D.C. HOLDINGS, INC.

By:	/s/ John M. Stephens

Date: March 23, 2015